SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934



    Date of Report (Date of earliest event reported) December 23, 1997
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                               Newcor, Inc.
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          (Exact name of registrant as specified in its charter)




Delaware                 1-5985                   38-0865770
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State or other           (Commission              (IRS Employer
jurisdiction)            File Number)             Identification No.)




1825 S. Woodward Avenue, Suite 240, Bloomfield Hills, MI    48302
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(Address of principal executive offices)          (Zip Code)



Registrant's telephone number, including area code  (248) 253-2400

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 (Former name or former address, if changed since last report)


Item 2         Acquisition or Disposition of Assets
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On December 23, 1997, Newcor, Inc. (the Company) purchased for cash the assets and business of Machine Tool and Gear, Inc. (MT&G) for $27.25 million plus the assumption of approximately $5.8 million of debt, which was subsequently retired. The Company has paid $5.6 million to the former shareholders of MT&G. A promissory note for $21.65 million, paying interest at 8%, has been issued to the former shareholders for the balance of the purchase price. The note is due on April 22, 1998 and may be extended for an additional thirty days.

MT&G manufactures differential pinion and side gears, output shafts, and rear axle shafts for the automotive industry. MT&G has production facilities located in Fenton, Michigan and Corunna, Michigan. MT&G's product line and customer base complement Newcor's Rochester Gear Division, which is located in Clifford, Michigan.

Item 5         Other Events - Pending Acquisition
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The Company signed a definitive agreement to purchase the common stock of the Deco Group ("DECO") on December 10, 1997. Assuming the satisfaction of certain conditions, it is anticipated that the closing will occur during the first calendar quarter of 1998 after completion of financing arrangements for this transaction.

DECO manufactures high volume precision machined components and assemblies, including rocker arms and assemblies, transmission shafts, pumps, accessory drives and other related products, for the medium and heavy truck and automotive industries.

DECO has production facilities located in Royal Oak, Michigan and Troy, Michigan. DECO's product lines and customer base complement the Company's other precision machining companies.

Item 7         Financial Statements, Pro Forma Financial Information and
Exhibits
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      (A) (B) Financial Statements, Pro Forma Financial Information
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The Financial Statements and Pro Forma Financial Information of the
business acquired as described in Item 2 above and required by this Item are not filed herewith because the financial statements for MT&G as of and for the year-ended December 31, 1996 are currently being audited. The Company intends to file such Financial Statements and Pro Forma Financial Information under cover of Form 8-K/A as soon as practicable, but not later than March 7, 1998.

     (C) Exhibits
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2.   Asset Purchase Agreement dated October 1, 1997 (signed December 23,
     1997) between Newcor, Inc. and Machine Tool and Gear, Inc.


                                SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                  Newcor, Inc.
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                                                  (Registrant)

Date    January 6, 1998                                /s/ John Garber
          ---------------------                        John Garber
                                                  Vice President Finance

Exhibits Index

Exhibit
Number              Description
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2    Asset Purchase Agreement dated October 1, 1997 (signed December 23,
     1997) between Newcor, Inc. and
     Machine Tool and Gear, Inc.